UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2022 (December 15, 2022)

QUOTIENT LIMITED

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	001-36415	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Business Park Terre Bonne, Route de Crassier 13, 1262 Eysins, Switzerland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-41-22-716-9800

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nil par value	QTNT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company.  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Quotient Limited (the “Company” or “we”, “us” and “our”) received consents from all of the holders (the “Consenting Holders”) of its 12% Senior Secured Notes due 2025 (the “SSNs”) issued pursuant to the Indenture, dated as of October 14, 2016 (as subsequently amended, the “Indenture”), by and among the Company, the guarantors party thereto and U.S. Bank National Association, a national banking association, as trustee and collateral agent, to further amend the Indenture pursuant to the Ninth Supplemental Indenture, dated as of December 15, 2022 (the “Ninth Supplemental Indenture”). The Ninth Supplemental Indenture has been executed by the Company, the Trustee and the other parties thereto and is in effect.

Pursuant to the Ninth Supplemental Indenture, the Company issued and delivered further SSNs (the “Further SSNs”) in an aggregate principal amount of $10,000,000. The Further SSNs have the same terms as the SSNs, except that the Further SSNs have payment priority over other SSNs if any event of default occurs under the Indenture. So long as an event of default does not occur under the Indenture, the Further SSNs and the original SSNs are treated as a single class thereunder, including for purposes of directions provided to the Trustee, waivers, amendments, redemptions and offers to purchase, and rank on a parity basis in right of payment and security. If an event of default occurs under the Indenture, the Further SSNs will constitute a separate class under the Indenture, and will have payment priority over the original SSNs.

The Company sought the amendments described above to enhance liquidity by issuing Further SSNs in an aggregate principal amount of $10,000,000.

The above description of the Ninth Supplemental Indenture is qualified in its entirety by reference to the Ninth Supplemental Indenture, a copy of which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 12, 2022, the Company notified the Nasdaq Stock Market LLC of its intention to voluntarily withdraw its ordinary shares from listing on the Nasdaq Global Market, as previously disclosed in the Company’s Current Report on Form 8-K, filed on December 12, 2022.

In order to implement the delisting, the Company now intends to file a Form 25 with the Securities and Exchange Commission on or about December 22, 2022. The delisting of the Company’s ordinary shares will take effect no earlier than ten days after the date of that Form 25 filing. The Company expects that as a result of this voluntary delisting, the last full trading day of its ordinary shares on the Nasdaq Global Market will be December 30, 2022. As previously disclosed, the Company does not intend to apply to list its ordinary shares on any other stock exchange or for quotation of its ordinary shares in any quotation medium.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

4.1	Ninth Supplemental Indenture, dated as of December 15, 2022, by and among the Company, the guarantors party thereto and U.S. Bank National Association, as trustee and collateral agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 19, 2022

QUOTIENT LIMITED

By:	/s/ Manuel O. Méndez
Name:	Manuel O. Méndez
Title:	Chief Executive Officer